EXHIBIT 21
                     LIST OF SUBSIDIARIES OF THE REGISTRANT

Country          Subsidiary Name                   Jurisdiction of Incorporation
-------          ---------------                   -----------------------------
United States    Berlitz Do Brasil, Inc.           New York
                 Berlitz Investment Corp.          Delaware
                 Berlitz Languages, Inc.           New York
                 Berlitz Publishing Company, Inc.  Delaware
                 ELS Educational Services, Inc.    Delaware
                 Berlitz Franchising Corporation   Delaware

Canada           Berlitz Canada, Inc.              Canada
                 ELS Language Centres -
                 Canada Limited                    Canada

Argentina        The Berlitz Schools of
                 Languages de Argentina, S.A.      Argentina

Brazil           Berlitz Centro de Idiomas, Ltda.  Brazil

Chile            Berlitz Escuelas de Idiomas Ltda. Chile

Colombia         Instituto de Idiomas Colombia,
                 SA                                Colombia

Mexico           Berlitz Mexico, S.A. de C.V.      Mexico

Peru             Berlitz Centers Del Peru S.A.     Peru

Uruguay          Berlitz Uruguay S.A.              Uruguay

Venezuela        Centro de Idiomas Berlitz de
                 Venezuela, C.A.                   Venezuela

Hong Kong        Berlitz Languages Limited         Hong Kong

Japan            Berlitz Japan, Inc.               Japan

Korea            Berlitz Korea Co. Ltd.            Korea

Singapore        Berlitz Singapore Pte Ltd.        Singapore

Taiwan           Berlitz International
                 (Taiwan) Co. Ltd.                 Taiwan

Thailand         Berlitz Thailand Limited          Thailand
                 Princeton Holding Limited         Thailand
                 Berlitz Bangkok Limited           Thailand

Belgium          The Berlitz Schools of
                 Languages of Benelux, SA          Belgium

Denmark          Berlitz International Danmark AS  Denmark
                 Berlitz International
                 Scandanavia A/S                   Denmark

Finland          Oy Berlitz Ab                     Finland

France           Berlitz France, S.A.S.            France

Netherlands      Berlitz Schools of Languages B.V. Netherlands

Ireland          Berlitz (Ireland) Limited         Ireland

Italy            Berlitz Translations, S.r.l.      Italy
                 Berlitz Italy S.r.l.              Italy

Norway           Berlitz A/S                       Norway

Spain            Escuelas de Idiomas Berlitz
                 de Espana, S.A.                   Spain

Sweden           Berlitz International Sweden
                 Aktiebolag                        Sweden

United Kingdom   Berlitz (U.K.) Limited            United Kingdom
                 Berlitz Publishing Company
                 Limited                           U.K.

Austria          Berlitz Sprachshulen GmhH         Austria

Czech Republic   Berlitz Schools of Languages,
                 spol.  sr.o.                      Czech Republic

Germany          Berlitz International, GmbH       Germany

Greece           Berlitz Hellas, E.P.E.            Greece

Hungary          Berlitz Nyelviskola Korla
                 Felelossegu Tarsasag              Hungary

Israel           Berlitz (Israel) Ltd.             Israel

Poland           Berlitz Poland Sp. zo.o           Poland

Slovakia         Berlitz Jazykova Skola, spol.
                 sr.o.                             Slovakia

Slovenia         Berlitz tujijeziki d.o.o.
                 Ljubljana                         Slovenia

Switzerland      Editions Berlitz, S.A.            Switzerland
                 The Berlitz Schools of
                 Languages, S.A.                   Switzerland